UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 18, 2008

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05               Costs Associated with Exit or Disposal Activities

On September 18, 2008, Cephalon, Inc. (the “Company”), through its subsidiary Cephalon France SAS,  informed the French Works Councils of its intention to search for a potential buyer of the Company’s manufacturing facility at Mitry-Mory, France (the “Proposed Divestiture ”).  The Company is considering the Proposed Divestiture due to a reduction of manufacturing activities at the Mitry-Mory manufacturing site.  The Proposed Divestiture is subject to completion of a formal consultation process with the French Works Councils and employees representatives.

At this stage, the Company is in the initial phase of the project and is not in a position to estimate the range of amounts expected to be incurred in connection with the Proposed Divestiture or the amount or range of amounts of any potential charges or related cash outlays.  The Company will provide such information in the form of an amendment to this Form 8-K as the Proposed Divestiture is further developed and implemented.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date:September 24, 2008	By:	/s/ Gerald J. Pappert
Gerald J. Pappert
Executive Vice President and General Counsel